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                                                                    EXHIBIT 10.8

                           COMMERCIAL LIASE AGREEMENT

This Commercial Lease Agreement is made and effective August 18, 2006, by and between Re/Max First, Inc., hereinafter referred to as "Lessor," and Westsound Bank and Mortgage, hereinafter referred to as "Lessee."

Lessor desires to lease furnished office space located at 2500 West Sims Way, Port Townsend, Washington to Lessee, and Lessee desires to lease the furnished office space from Lessor for the term, at the rental, and upon the covenants, conditions and provisions set forth.

THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, it is agreed:

1.   Term

     This commercial lease agreement shall commence on August 18, 2006 and continue on a month-to-month basis until terminated by either party as set forth in this agreement.

2.   Rent

     Lessee shall pay to the Lessor the sum of $500.00 as rent each month until this agreement is terminated according to its terms. The monthly rent shall be paid on or before the first day of each month. Payments received after the fifth day of any month shall include a $25.00 late fee.

3.   Alterations

     No alterations may be made to the leased premises unless agreed to in writing by the Lessor.

4.   Utilities, Taxes, Insurance and Other Expenses

     Except for payment of the monthly rental amount set forth in Paragraph 2 above, Lessee shall not be responsible for any other expenses related to the rented premises, including but not limited to utilities, taxes, insurance or other operating expenses.


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5.   Termination

     Either party may terminate this lease agreement by giving the other party twenty days written notice of his intent to terminate the lease.

DATED:                                  DATED: 8/22/2004
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/s/ Charles Arthur                      /s/ David Johnson
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REMAX FIRST, INC. by                    WESTSOUND BANK & MORTGAGE
Charlie Arthur                          DAVID JOHNSON


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